Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on October 2, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zale Corporation
(Exact name of registrant as specified in its charter)

Delaware	75-0675400
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bridgett Zeterberg
Senior Vice President, General Counsel and Secretary
Zale Corporation
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

W. Brinkley Dickerson, Jr.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308
(404) 885-3822

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	11,064,684(1)	$15.035(2)	$166,357,523.94(2)	$21,426.85(2)

(1)
We are registering 11,064,684 shares of our common stock issuable upon the exercise of warrants that we issued to the selling stockholder in a private placement in May 2010 that may be offered pursuant to this registration statement by the selling stockholder. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the New York Stock Exchange on September 30, 2013.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 2, 2013

PROSPECTUS

11,064,684 Shares

Common Stock

        Z Investment Holdings, LLC (the "selling stockholder" or "Z Investment") may offer and sell up to an aggregate of 11,064,684 shares of our common stock issuable upon the exercise of warrants that we issued in a private placement in May 2010. The selling stockholder may offer and sell these shares of our common stock from time to time, in amounts, at prices and on terms that will be determined at the time of the offering and included in a prospectus supplement. We will not receive any proceeds from the sale of shares offered by the selling stockholder. Each time common stock is offered, the selling stockholder will provide a supplement to this prospectus describing the specific information about the offering. The prospectus supplement may also supplement, update or amend information contained in this prospectus.

        You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you invest in our common stock.

        Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "ZLC."

        Investing in the common stock involves risks that are described in the "Risk Factors" section beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2013.

        As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Zale Corporation that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See "Where You Can Find More Information."

        We and the selling stockholder have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission" or the "SEC") using a "shelf" registration process. By using a shelf registration statement, the selling stockholder may, at any time and from time to time, in one or more offerings, sell the common stock described in this prospectus.

        To understand the terms of our common stock, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the common stock being offered. You should also read the documents we have referred you to under "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents" below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC's website or at the SEC's Public Reference Room as described under "Where You Can Find More Information." You should also carefully consider, among other things, the matters discussed in the section entitled "Risk Factors."

        The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

        This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context otherwise indicates, the terms "Zale Corporation," "Company," "we," "us," and "our" as used in this prospectus refer to Zale Corporation and its subsidiaries. Unless the context otherwise indicates, the phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement(s).

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at www.zalecorp.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

 INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        We are "incorporating by reference" specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings (other than pursuant to Items 2.02 and 7.01 of Form 8-K) made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date of this prospectus and prior to the termination of this offering:

  •
  our Annual Report on Form 10-K for the fiscal year ended July 31, 2013;

  •
  our Current Report on Form 8-K filed on October 2, 2013;

  •
  our Definitive Proxy Statement on Schedule 14A filed on October 2, 2013; and

  •
  the description of our common stock contained in our Current Report on Form 8-K filed on October 2, 2013, including any amendments or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001- 04129.

        Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.zalecorp.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the office of our Corporate Secretary, Zale Corporation (972) 580-4000.

 RISK FACTORS

        You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in "Item 1A—Risk Factors" of our most recent Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

FORWARD-LOOKING STATEMENTS

        Any statements contained in this prospectus and the documents incorporated by reference into this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements regarding our objectives and expectations with respect to our financial plan (including expectations for earnings, comparable store sales, gross margin, selling, general and administrative expenses, operating margin, interest expense, income tax expense and capital expenditures), merchandising and marketing strategies, acquisitions and dispositions, share repurchases, store openings, renovations, remodeling and expansion, inventory management and performance, liquidity and cash flows, capital structure, capital expenditures, development of our information technology and telecommunications plans and related management information systems, ecommerce initiatives, human resource initiatives and other statements regarding our plans and objectives. In addition, the words "plans to," "anticipate," "estimate," "project," "intend," "expect," "believe," "forecast," "can," "could," "should," "will," "may," or similar expressions may identify forward-looking statements, but some of these statements may use other phrasing. These forward-looking statements are intended to relay our expectations about the future, and speak only as of the date they are made. We disclaim any obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances.

        Forward-looking statements are not guarantees of future performance and a variety of factors could cause our actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus and the documents incorporated by reference into this prospectus. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. For a discussion of certain risks and uncertainties that could cause actual results to differ materially from those expressed in our forward-looking statements, see "Risk Factors" above and in the documents incorporated by reference in this prospectus.

OUR COMPANY

        We are, through our wholly owned subsidiaries, a leading specialty retailer of fine jewelry in North America. We compete in the U.S. and Canadian retail jewelry industry by leveraging our established brand names, economies of scale and geographic and demographic diversity. We have significant brand name recognition as a result of each of our brands' long-standing presence in the industry and our national and regional marketing campaigns. We believe that brand name recognition is an important advantage in jewelry retailing and consumers must trust a retailer's reliability, credibility and commitment to customer service. In addition, exclusive merchandise is becoming an increasingly important part of the retail jewelry business and presents a significant opportunity to differentiate our merchandise from the competition.

        We were incorporated in Delaware in 1993. Our principal executive offices are located at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003. Our telephone number at that address is (972) 580-4000, and our internet address is www.zalecorp.com.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholder. We expect the selling stockholder to exercise the warrants on a cashless basis, which would reduce the number of shares issued. We will not receive any cash payment from the selling stockholder upon the cashless exercise of warrants. (For example, upon a cashless exercise of all of the warrants held by the selling stockholder based on the average of the daily volume-weighted average price of our common stock on the NYSE for the five trading days immediately preceding September 30, 2013, approximately 9.6 million shares of common stock would have been issued to the selling stockholder and eligible for sale under this prospectus.) The precise number of shares cannot be determined until the time of exercise.

SELLING STOCKHOLDER

Beneficial Ownership

        The selling stockholder may sell a total of up to 11,064,684 shares of common stock issuable upon the exercise of warrants under this prospectus. The tables below set forth information regarding the beneficial ownership of our common stock by the selling stockholder as of September 30, 2013. The information regarding the selling stockholder's beneficial ownership after the sales made pursuant to this prospectus assumes that all of the common stock subject to sale pursuant to this prospectus will have been sold. The common stock subject to sale by the selling stockholder pursuant to this prospectus may be offered from time to time, in whole or in part, by the selling stockholder.

	Shares Beneficially Owned Before Any Sale		Shares Subject to Sale Pursuant to this Prospectus	Shares Beneficially Owned After Sale of All Shares Subject to Sale Pursuant to this Prospectus
Name	Number	Percent	Number	Number	Percent
Z Investment Holdings, LLC(1)	11,064,684	25.3%	11,064,684	—	—%

(1)
All of the shares of common stock beneficially owned by Z Investment Holdings, LLC are not currently outstanding but are issuable at any time upon the exercise of warrants. The warrants beneficially owned directly by Z Investment are beneficially owned indirectly by (a) Golden Gate Capital Opportunity Fund, L.P., (b) Golden Gate Capital Opportunity Fund-A, L.P., (c) GGCOF Third Party Co-Invest, L.P. (d) GGCOF Co-Invest, L.P (e) GGC Opportunity Fund Management, L.P., (f) GGCOF Co-Invest Management, L.P. and (g) GGC Opportunity Fund Management GP, Ltd. (the "Ultimate GP"). The Ultimate GP has ultimate voting and dispositive authority over the warrants held by Z Investment and is governed by its board of directors. The information in this table and footnote (other than percentages) is based on information provided to us by, or on behalf of, the selling stockholder.

Material Relationships

  Warrant and Registration Rights Agreement

        In connection with the execution of our senior secured term loan in May 2010, we entered into a Warrant and Registration Rights Agreement (the "warrant agreement") with Z Investment. Under the terms of the warrant agreement, we issued approximately 6.4 million A-Warrants and approximately 4.7 million B-Warrants (collectively, the "warrants") to purchase shares of our common stock, on a one-for-one basis, for an exercise price of $2.00 per share. The warrants, which are currently exercisable and expire in May 2017, represented approximately 25 percent of our common stock on a fully diluted basis (including the shares issuable upon exercise of the warrants and excluding certain out-of-the-money stock options) as of the date of the issuance. The A-Warrants were exercisable immediately; however, the B-Warrants were not exercisable until the shares of common stock to be issued upon exercise of the B-Warrants were approved by our stockholders, which occurred on July 23, 2010. The number of shares and exercise price are subject to customary antidilution protection.

        Under the terms of the warrant agreement, we agreed to provide Z Investment the right to designate two directors to our board of directors. At any time when the size of our board of directors is set above seven directors and the resulting vacancy is filled by a director that is not approved by the Z Investment representatives on the board of directors, Z Investment will be entitled to appoint an additional representative to the board of directors. On an ongoing basis, Z Investment shall have the right to designate two appointees until such time as it has sold 33 1/3% of the underlying stock issuable in respect of the warrants we issued pursuant to the warrant agreement. Thereafter, Z Investment will have the right to designate one appointee until such time as it has sold 66 2/3% of the underlying stock issuable in respect of the warrants.

        The warrant agreement also provides that the holders of the warrants may, at their option, request that we register for resale all or part of the common stock issuable upon exercise of the warrants. Pursuant to the warrant agreement, Z Investment has the right to request a registration on not more than three occasions. This registration statement is one of such registrations. In addition, Z Investment has piggyback registration rights in connection with offerings initiated by us.

        The registration rights are subject to customary cutbacks and other limitations. We are able to postpone for a reasonable period of time, which may not exceed 90 days, the filing of a registration statement that Z Investment requests that we file pursuant to the registration rights agreement under certain circumstances, including if our board of directors determines that the filing of the registration statement will be detrimental to us.

        We are required to pay all fees and expenses incurred in connection with the registrations. We are also subject to customary cross-indemnification and contribution arrangements with respect to the registration of our common stock.

  Amended and Restated Senior Secured Term Loan

        On July 24, 2012, we amended and restated our senior secured term loan (the "amended term loan") with Z Investment. The amended term loan totals $80.0 million, matures in July 2017 and is subject to a borrowing base equal to: (i) 107.5 percent of the appraised liquidation value of eligible inventory plus (ii) 100 percent of credit card receivables and an amount equal to the lesser of $40 million or 100 percent of the appraised liquidation value of intellectual property minus (iii) the borrowing base under our credit agreement. In the event the outstanding principal under the amended term loan exceeds the amended term loan borrowing base, availability under our credit agreement would be reduced by the excess. As of July 31, 2013, the outstanding principal under the amended term loan did not exceed the borrowing base. The amended term loan is secured by a second priority security interest on merchandise inventory and credit card receivables and a first priority security interest on substantially all other assets.

        Borrowings under the amended term loan bear interest at 11 percent payable on a quarterly basis. We may repay all or any portion of the amended term loan with the following penalty prior to maturity: (i) the present value of the required interest payments that would have been made if the prepayment had not occurred during the first year; (ii) 4 percent during the second year; (iii) 3 percent during the third year; (iv) 2 percent during the fourth year and (v) no penalty in the fifth year. Our credit agreement restricts our ability to prepay the amended term loan if the fixed charge coverage ratio is not equal to or greater than 1.0 after giving effect to the prepayment.

        The amended term loan includes various covenants which are consistent with the covenants in our credit agreement, including restrictions on the incurrence of certain indebtedness, payment of dividends, liens, investments, acquisitions, asset sales and the requirement to maintain a minimum fixed charge coverage ratio of 1.0 if excess availability thresholds under the credit agreement are not maintained. As of July 31, 2013, we were in compliance with all covenants.

 PLAN OF DISTRIBUTION

        We are registering 11,064,684 shares of our common stock issuable upon exercise of warrants for possible sale by the selling stockholder. Unless the context otherwise requires, as used in this prospectus, the "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on the NYSE or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, the underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. The selling stockholder may also be deemed to be an "underwriter" within the meaning of the Securities Act.

        The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will bear the costs and expenses of the offering of common stock.

        The selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares. Upon notification by the selling stockholder that it has entered into any material agreement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the applicable seller;

  •
  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters or dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        We and the selling stockholder are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and their affiliates.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

 DESCRIPTION OF COMMON STOCK

General Matters

        We are authorized to issue 150,000,000 shares of common stock, par value $0.01 per share. All of our existing common stock is validly issued, fully paid and nonassessable. The discussion set forth below describes the most important terms of our common stock, restated certificate of incorporation and by-laws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our restated certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which the prospectus is a part, and to the applicable provisions of the Delaware General Corporation law.

        Set forth below is a brief discussion of the principal terms of our common stock:

  Dividend Rights

        Holders of our common stock are entitled to receive ratably dividends, if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after any dividends required to be paid on outstanding preferred stock, if any. The terms of our revolving credit agreement and amended term loan impose restrictions on our ability to declare dividends on our capital stock.

  Voting Rights

        Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of holders of our common stock. The holders of common stock do not have cumulative voting rights in the election of directors.

  Preemptive or Similar Rights

        Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

  Right to Receive Liquidation Distributions

        Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

  NYSE Listing

        Our common stock is traded on the New York Stock Exchange under the symbol "ZLC."

  Warrant Agreement

        We are a party to a Warrant and Registration Rights Agreement with Z Investment Holdings, LLC. For a description of the warrant agreement, see "Selling Stockholder—Material Relationships." This description is qualified by reference to the warrant agreement which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein.

Anti-takeover Effects of our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors, including:

  Written Consent of Stockholders

        Our certificate of incorporation provides that all corporate powers will be exercised by our board of directors, except as otherwise specifically required by law. Our certificate of incorporation and our bylaws do not permit stockholder action by written consent. Any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by the written consent of our stockholders.

  Special Meetings

        Pursuant to the General Corporation Law of the State of Delaware, or DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in our certificate of incorporation or bylaws. Our certificate of incorporation and bylaws provide holders of at least 25% of the outstanding shares of common stock may request a special meeting.

  Advance Notice Procedures

        Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

  No Cumulative Voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

  Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval; provided, however, shares of preferred stock may be issued only for purposes of a bona fide financing or acquisition transaction (as determined in good faith by our board of directors) and in no event are issuable upon the exercise of rights distributed to our stockholders generally. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

 LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Troutman Sanders LLP, Atlanta, Georgia.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report (Form 10-K) for the year ended July 31, 2013, and the effectiveness of our internal control over financial reporting as of July 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred by the Registrants in connection with a distribution of securities registered under this registration statement.

SEC registration fee	$21,426.85
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total expenses		*

*
These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of DGCL Section 174 or obtained an improper personal benefit. Our second amended and restated certificate of incorporation of provides for this limitation of liability.

        Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorney's fees) which such officer or director has actually and reasonably incurred.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Our Restated Certificate of Incorporation provides that we shall indemnify any person serving as our director or officer, or in a similar capacity with another entity at its request, from any liability arising for any acts or omissions occurring after July 21, 1993 that such person incurs with respect to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) so long as such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal action or proceeding, however, the person must have had reasonable cause to believe that his or her conduct was lawful. If a court of competent jurisdiction, after exhaustion of all appeals therefrom, adjudges such person to be liable to us or such person agrees to pay amounts in settlement to us, we may indemnify such person for such claim only if the court approves such indemnification.

        We have entered into Indemnification Agreements (the "Indemnification Agreements") with our existing and certain former directors agreeing to indemnify such persons against expenses, judgments, funds and amounts paid in settlement incurred in connection with any threatened, pending or completed action, suit or proceeding in which the director was or is threatened to be made a party by reason of his service as a director, officer, employee, or agent subsequent to July 21, 1993 provided that the director acted in good faith and in a manner he or she reasonably believed to be in our best interests, and with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe his or her actions were lawful. Each Indemnification Agreement further provides for the indemnification of any director against all expenses incurred in the successful defense of any proceeding, whether on the merits or otherwise. Each Indemnification Agreement provides as set forth the methodology for the determination of the right of indemnification and provisions for the advancement of expenses incurred in defending any proceeding.

Item 16.    Exhibits.

        The exhibit index attached hereto is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement or contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Zale Corporation, a Delaware corporation, certifies that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on October 2, 2013.

ZALE CORPORATION
By:	/s/ THOMAS A. HAUBENSTRICKER Thomas A. Haubenstricker Senior Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theo Killion and Matthew W. Appel, and each of them, as his true and lawful attorneys-in-fact and agents, with full powers and substitution and resubstitution for him, in his name place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

* * *

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 2, 2013.

Signature	Title

/s/ THEO KILLION Theo Killion	Chief Executive Officer and Director (principal executive officer)
/s/ THOMAS A. HAUBENSTRICKER Thomas A. Haubenstricker	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ MATTHEW W. APPEL Matthew W. Appel	Chief Administrative Officer
/s/ JAMES E. SULLIVAN James E. Sullivan	Controller and Chief Accounting Officer (principal accounting officer)

Signature	Title

/s/ TERRY BURMAN Terry Burman	Chairman of the Board
/s/ NEALE ATTENBOROUGH Neale Attenborough	Director
/s/ YURAL BRAVERMAN Yural Braverman	Director
/s/ DAVID F. DYER David F. Dyer	Director
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director
/s/ JOHN B. LOWE, JR. John B. Lowe, Jr.	Director
/s/ JOSHUA OLSHANSKY Joshua Olshansky	Director
/s/ BETH M. PRITCHARD Beth M. Pritchard	Director

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

4.1	**	Specimen Common Stock Certificate.

4.2		Warrant and Registration Rights Agreement (incorporated by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, File No. 1-04129).

4.3		Second Amended and Restated Credit Agreement, dated as of July 24, 2012 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on July 27, 2012).

4.4		Amended and Restated Credit Agreement, dated as of July 24, 2012 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on July 27, 2012).

4.5		Amended and Restated Intercreditor Agreement, dated as of July 24, 2012 (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2012).

5.1	**	Opinion of Troutman Sanders LLP.

23.1	**	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2		Consent of Troutman Sanders LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (included on signature page).

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein if the common stock is sold through one or more underwriters.

**
Filed herewith.